EXHIBIT 10.1

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SPORTS PROPERTIES ACQUISITION CORP.

PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

Sports Properties Acquisition Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that:

1. The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 3, 2007 and its Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on January 17, 2008 (the “Amended and Restated Certificate of Incorporation”).

2. The Board of Directors of the Corporation, pursuant to Section 242 of the General Corporation Law, duly adopted a resolution setting forth proposed amendments to the Amended and Restated Certificate of Incorporation and declaring such amendments advisable. The stockholders of the Corporation, pursuant to Section 242 of the General Corporation Law, duly approved and adopted such proposed amendment at a special meeting of stockholders duly called and held upon notice in accordance with Section 222 of the General Corporation Law.

3. The Amended and Restated Certificate of Incorporation is hereby amended by deleting the first two sentences of Article SIXTH thereof in their entirety and inserting the following in lieu thereof:

“The introduction and the following provisions (A) through (F) shall apply during the period commencing upon the filing of this Amended and Restated Certificate of Incorporation and terminating upon the earlier to occur of: (i) the consummation of a Business Combination or (ii) the Termination Date and may not be amended prior thereto without the affirmative vote of at least 95% of the IPO Shares cast at a meeting of stockholders of the Corporation. A “Business Combination” shall mean (i) the initial acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar type of transaction or a combination of the foregoing, of the assets of one or more domestic or international operating businesses, or one or more domestic or international operating businesses themselves, in the sports, leisure and entertainment industries having, collectively, a fair market value (as calculated in accordance with the requirements set forth below) of at least 80% of the Corporation’s net assets at the time of the acquisition (excluding deferred underwriting discounts and commissions) or (ii) consummation of substantially all of the transactions contemplated by the Framework Agreement, dated as of November 18, 2009, by and between the Corporation and Medallion Financial Corp. (the “Framework Transaction”).”

4. The Amended and Restated Certificate of Incorporation is hereby amended by deleting the last sentence of the second introductory paragraph of Article SIXTH thereof in its entirety.

5. The Amended and Restated Certificate of Incorporation is hereby amended by deleting the proviso in the second sentence of Paragraph A of Article SIXTH thereof in its entirety and inserting the following in lieu thereof:

1

“provided the Corporation shall not consummate any Business Combination if holders of an aggregate of 50% or more in interest of the IPO Shares both vote against a Business Combination and exercise their conversion rights described in paragraph B below.”

5. The Amended and Restated Certificate of Incorporation is hereby amended by deleting the Paragraph B of Article SIXTH thereof in its entirety and inserting the following in lieu thereof:

“In the event a Business Combination is approved in accordance with the above Paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the Corporation’s initial public offering of securities (such offering, the “IPO”; such shares, “IPO Shares”) who voted either for or against the Business Combination may, contemporaneous with such vote, demand the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert, subject to the availability of lawful funds therefor, such shares at a per share conversion price equal to (i) the amount held in the Trust Account (as defined below) (net of taxes payable and amounts released to the Corporation as described in Paragraph (C) below and calculated as of two business days prior to the consummation of the Business Combination), divided by (ii) the total number of IPO Shares.”

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IN WITNESS WHEREOF, Sports Properties Acquisition Corp. has caused this Certificate of Amendment to be signed by Tony Tavares, its Chief Executive Officer, on the              day of                     , 20    .

Tony Tavares, Chief Executive Officer